EXHIBIT 3.9

CERTIFICATE OF INCORPORATION

OF

BTR WATER MEASUREMENT, INC.

FIRST.  The name of the corporation is BTR Water Measurement, Inc.

SECOND.  The address of the corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD.  The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH.  The total number of shares which the corporation shall have authority to issue is 1000 shares of Common Stock, and the par value of each of such shares is $1.00.

FIFTH.  The name and mailing address of the incorporator is Mark A. Haddad, 125 Broad Street, New York, New York 10004.

SIXTH.  The board of directors of the corporation is expressly authorized to adopt, amend or repeal by-laws of the corporation.

SEVENTH.  Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the corporation.

IN WITNESS WHEREOF, I have signed this certificate of incorporation this 3rd day of January, 1989.

/s/ Mark A. Haddad
Mark A. Haddad

CERTIFICATE OF amendment

OF

CERTIFICATE OF INCORPORATION

OF

BTR WATER MEASUREMENT, INC.

BTR WATER MEASUREMENT, INC., a Delaware corporation, hereby certifies as follows:

“First. The Board of Directors of said corporation duly adopted a resolution setting forth and declaring advisable the amendment of Article First of the certificate of incorporation of said corporation so that, as amended, said Article shall read as follows:

“First. The name of the corporation is Sensus Technologies, Inc.”

SECOND. in lieu of a vote of stockholders, written consent to the foregoing amendment has been given by the holder of all of the outstanding stock entitled to vote thereon in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware; and such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, BTR WATER MEASUREMENT, INC., has caused this certificate to be signed by Edgar E. Sharp, its Vice President, and attested by Edgar P. DeVylder, its Secretary, on the 10TH day of July 1989.

BTR WATER MEASUREMENT, INC.

		By:	/s/ Edgar E. Sharp
Edgar E. Sharp,
Its President

Attest:

By	/s/ Edgar P. DeVylder
Edgar P. DeVylder,
Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Sensus Technologies, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

1.                                       That the Board of Directors of the Corporation, desiring to amend the Certificate of Incorporation of the Corporation, has adopted the following resolution by unanimous written consent in accordance with the provisions of Section 141(f) of the General Corporation Law of Delaware:

RESOLVED, that Article FIRST of the Certificate of Incorporation of the Corporation shall be amended to change the name of the Corporation, and as so amended, shall read in its entirety as follows:

“FIRST:  The name of the corporation (the ‘Corporation’) is Invensys Metering Systems-North American Water, Inc.”

2.                                       The resolution amending the Certificate of Incorporation of the Corporation was duly adopted by written consent of the sole stockholder of the Corporation in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of the adoption of such resolution has been given as provided by Section 222 of the General Corporation Law to every stockholder entitled to such notice.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to its Certificate of Incorporation to be signed by Rod Powell, its Vice President, and attested by Timothy J. Dolan, its Secretary, this 27 day of March, 2000.

		By:	/s/ Rod Powell
Rod Powell,
Its President

Attest:

By:	/s/ Timothy J. Dolan
Timothy J. Dolan,
Its Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Invensys Metering Systems – North American Water, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

1.                                       That the Board of Directors of the Corporation, desiring to amend the Certificate of Incorporation of the Corporation, has adopted the following resolution by unanimous written consent in accordance with the provisions of Section 141(f) of the General Corporation Law of Delaware:

RESOLVED, that Article FIRST of the Certificate of Incorporation of the Corporation shall be amended to change the name of the Corporation, and as so amended, shall read in its entirety as follows:

“FIRST:  The name of the corporation (the ‘Corporation’) is Invensys Metering Systems-North America Inc.”

2.                                       The resolution amending the Certificate of Incorporation of the Corporation was duly adopted by written consent of the stockholders of the Corporation in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of the adoption of such resolution has been given as provided by Section 222 of the General Corporation Law to every stockholder entitled to such notice.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to its Certificate of Incorporation to be signed by Dan W. Harness, its President, and attested by Timothy J. Dolan, its Secretary, this 11th day of January, 2002.

		By:	/s/ Daniel W. Harness
Daniel W. Harness,
Its President

Attest:

By:	/s/ Timothy J. Dolan
Timothy J. Dolan,
Its Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Invensys Metering Systems – North America Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

1.                                       That the Board of Directors of the Corporation, desiring to amend the Certificate of Incorporation of the Corporation, has adopted the following resolution by unanimous written consent in accordance with the provisions of Section 141(f) of the General Corporation Law of Delaware:

RESOLVED, that Article FIRST of the Certificate of Incorporation of the Corporation shall be amended to change the name of the Corporation, and as so amended, shall read in its entirety as follows:

“FIRST:  The name of the corporation (the ‘Corporation’) is Sensus Metering Systems-North America Inc.”

2.                                       The resolution amending the Certificate of Incorporation of the Corporation was duly adopted by written consent of the stockholders of the Corporation in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of the adoption of such resolution has been given as provided by Section 222 of the General Corporation Law to every stockholder entitled to such notice.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to its Certificate of Incorporation to be signed by James Spool, its Vice President, and attested by Donna M. Haynes, its Assistant Secretary, this 15th day of December, 2003.

		By:	/s/ James Spool
James Spool,
Its Vice President

Attest:

By:	/s/ Donna M. Hayes
Donna M. Haynes,
Its Assistant Secretary